UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2016

Starz, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-184551	20-8988475
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization	File Number)	Identification No.)

8900 Liberty Circle

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure.

Scott Macdonald, Chief Financial Officer of Starz (the parent company of Starz, LLC), will be presenting at the J.P. Morgan Global High Yield &  Leveraged Finance Conference on Tuesday, March 1, 2016 at 9:00 AM ET (the “J.P. Morgan Conference”).  Mr. Macdonald’s presentation (the “Slide Presentation”) will include information regarding Starz’s interest coverage ratio and free cash flow, a non-GAAP financial measure, together with applicable definitions and a reconciliation.  Starz, LLC is furnishing the portions of Mr. Macdonald’s presentation relating to the discussion of Starz’s interest coverage ratio and free cash flow as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the Slide Presentation will also be accessible from Starz’s website.

This Current Report on Form 8-K and the Slide Presentation attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name
99.1	Excerpts from Slide Presentation for J.P. Morgan Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2016
STARZ, LLC

	By:	/s/ David I. Weil
Name: David I. Weil
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Excerpts from Slide Presentation for J.P. Morgan Conference